Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTCORP COMPLETES ACQUISITION OF CCC INFORMATION

SERVICES GROUP INC.

CHICAGO, February 10, 2006 – CCC Information Services Group Inc. (Nasdaq: CCCG), a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries, announced today that entities affiliated with Investcorp, a global investment group, completed the acquisition of CCC Information Services Group Inc. The aggregate consideration paid to CCC stockholders is approximately $496 million. The terms of the merger are governed by the Agreement and Plan of Merger, dated as of September 21, 2005, by and among CCC, Cougar Holdings, Inc. and its wholly owned subsidiary, Cougar Merger Sub, Inc. Under the terms of the merger agreement, CCC stockholders will be entitled to receive $26.50 in cash for each share of common stock. Holders of Series F Preferred Stock will be entitled to receive $1.00 in cash, plus accrued and unpaid dividends, if any, for each share of Series F Preferred Stock.

Githesh Ramamurthy, CCC’s Chairman and Chief Executive Officer, commented, “We are excited about our new partnership with Investcorp. The combination of their resources and expertise coupled with CCC’s market leadership and innovation provides a powerful platform to deliver increased value to customers in the automobile claims and collision repair industries. All of us at CCC are proud of the value we have been able to create for our shareholders and we thank them for their support. At the same time, we eagerly look forward to this next chapter in the Company’s history.”

Christopher Stadler, Investcorp’s Head of Corporate Investments for North America, stated, “Under the guidance of a talented management team, including Mr. Ramamurthy, who will remain CEO, CCC is positioned to maintain its industry leadership. The company will continue to implement a focused growth strategy, emphasizing the expansion of existing business lines and the creation of innovative new products and solutions for its strong base of customers.”

CCC stock will cease to trade on the NASDAQ National Market at the close of market on February 10, 2006 and will be delisted. The Bank of New York has been appointed paying agent in connection with the merger and will be charged with mailing a letter of transmittal and instructions to all CCC stockholders of record. The letter of transmittal will direct stockholders on how to surrender shares of CCC stock in exchange for the merger consideration.

About CCC

CCC Information Services Group Inc. (NASDAQ: CCCG), headquartered in Chicago, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication among approximately 21,000 collision repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services, visit CCC’s Web site at www.cccis.com.

About Investcorp

Investcorp is a global investment group with offices in London, New York and Bahrain. The firm has four lines of business: corporate investment, real estate investment, asset management and technology investment.

It was established in 1982 and has since completed transactions with an aggregate value of approximately $28 billion. In Europe, Investcorp and its clients currently own corporate investments that include Polyconcept, APCOA, Hilding Anders and Minimax. In the United States, Investcorp and its clients currently own corporate investments that include American Tire, Associated Materials and SourceMedia. Further information is available at www.investcorp.com.

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This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company’s filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.

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Contact Information:

For CCC:

Media Contact:

Michelle Hellyar

CCC Information Services

312-229-2830

Investor Contact:

Patrick Donoghue

CCC Information Services

312-229-2984

For Investcorp:

Todd Fogarty

Kekst and Company

212-521-4854

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